Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement No. 333-107324 on Form S-3 of our report dated March 15, 2005, relating to the financial statements of HPL Consolidation LP, appearing in this Current Report on Form 8-K/A of Energy Transfer Partners, L.P. dated March 17, 2005.

Houston, Texas

March 16, 2005